Exhibit 99.1

Pentair, Inc.

5500 Wayzata Blvd., Suite 800

Minneapolis, MN 55416

763 545 1730 Tel

763 656 5400 Fax

News Release

Pentair Reports Strong First Quarter Results;

EPS of $0.61, Sales Up 9 Percent

•	First quarter sales increased to $858 million, up 9 percent from last year

•	Adjusted EPS of $0.64, up 23 percent over the same quarter last year; Reported EPS of $0.61

•	Updates full-year adjusted EPS guidance to $2.65 to $2.80, up 10 to 16 percent; Reported EPS to $2.62 to $2.77

•	Planning underway for pending merger with Tyco International’s Flow Control business and on-track for end of September closing; Integration leader named

Reconciliations of GAAP to Non-GAAP are in the attached financial tables.

MINNEAPOLIS — April 24, 2012 — Pentair, Inc. (NYSE: PNR) today announced first quarter 2012 sales of $858 million, an increase of 9 percent from the prior year quarter. Earnings per diluted share (“EPS”) for the first quarter were $0.61 compared to $0.51 of EPS in the first quarter last year. When adjusted to exclude acquisition related costs and specific tax benefits, first quarter 2012 EPS were $0.64, up 23 percent from adjusted EPS of $0.52 in the first quarter of last year.

“The first quarter was a solid start to the year. Despite continued softness in Western Europe and lower flood-related residential pump sales, we delivered another quarter of strong operating performance,” said Randall J. Hogan, Pentair chairman and chief executive officer. “Excellent execution of pricing and productivity initiatives, coupled with the benefits from our repositioning efforts, drove adjusted operating margins higher as we continue to invest in the innovation, brands and global capabilities that we believe position us well to deliver long-term sustainable growth.”

The company delivered operating income of $85 million in the quarter, down 1 percent from $86 million in the same quarter last year. After excluding $12 million of acquisition related costs in the first quarter 2012, operating income was $97 million, up 10 percent, and operating margins expanded 20 basis points to 11.3 percent. Pricing and productivity gains more than offset material inflation and higher labor costs. The company reported an effective tax rate of approximately 13 percent. After adjusting to exclude specific tax benefits, the effective tax rate was approximately 20 percent in the quarter.

Free cash flow in the quarter was a usage of $82 million, reflecting normal seasonality and timing of cash flows. The company expects to deliver full year free cash flow greater than 100 percent of net income.

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FIRST QUARTER BUSINESS HIGHLIGHTS

Water & Fluid Solutions sales grew 14 percent year-over-year to $587 million, with the Clean Process Technologies (“CPT”) acquisition adding 13 percentage points and a negative one-percentage point impact from foreign exchange. In fast growth regions, Water sales grew 41 percent, largely driven by the CPT acquisition. Within Water & Fluid Solutions, the first quarter sales performances were as follows:

•

Flow sales, which accounted for approximately 40 percent of Water & Fluid Solutions sales, were down 3 percent versus the prior year quarter, as lower flood-related and municipal pump sales offset the benefit from the CPT acquisition.

•

Treatment/Process sales, which accounted for approximately 40 percent of Water & Fluid Solutions sales, were up 34 percent from last year, benefiting from the CPT acquisition. Sales in industrial, energy, and foodservice grew double digits in the quarter, more than offsetting lower sales in Western Europe.

•

Aquatic (previously named Pool) sales, which accounted for approximately 20 percent of Water & Fluid Solutions sales, were up 18 percent year-over-year, driven by pool dealer expansion and continued strong demand for Pentair’s energy efficient pool products and solutions.

Water & Fluid Solutions’ first quarter operating income totaled $64 million, up 13 percent as compared to $57 million in the same period last year. Operating margins decreased by 20 basis points to 10.8 percent, as CPT seasonality negatively impacted margins. Pricing and productivity initiatives more than offset inflation during the quarter.

Technical Products delivered first quarter 2012 sales of $271 million, down 1 percent versus the prior year quarter, including a one-percentage point unfavorable impact from foreign exchange.

•

While strong demand continued in many of the end-markets served, including double-digit growth in industrial and energy, softness in Western Europe and an end-of-life communications program drove sales lower. Sales in commercial and infrastructure grew mid-single digits in the first quarter compared to the prior year quarter.

Technical Products’ first quarter operating income totaled $50 million, up 5 percent compared to $48 million in the same quarter last year. First quarter 2012 operating margins increased to a quarterly record of 18.6 percent, an increase of 110 basis points when compared to the prior year quarter. Pricing and productivity gains more than offset material inflation and higher labor costs.

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OUTLOOK

The company is updating its full year 2012 EPS outlook to a range of $2.62 to $2.77. Excluding the first quarter acquisition related costs and specific tax benefits, the company’s full year 2012 adjusted EPS outlook is now $2.65 to $2.80 to reflect first quarter results and modestly higher estimated number of diluted shares. This represents an increase of 10 to 16 percent from 2011 adjusted EPS of $2.41. The company anticipates full year 2012 sales of approximately $3.7 billion and adjusted operating profits to be consistent with previously provided outlook.

In addition, the company introduced second quarter 2012 EPS guidance of $0.79 to $0.82, up 5 to 9 percent versus the same quarter last year. Second quarter 2012 sales are expected to be up 6 to 8 percent over last year’s quarter to a range of $965 million to $980 million.

Both the full year and second quarter outlook do not include any future impact from the pending merger with Tyco International’s Flow Control business, as announced and detailed in the press release on March 28.

“The start of the year showed great PIMS execution and nice growth in our core business. Growth initiatives are yielding results, with increasing contributions from agriculture, energy and industrial process, all areas where we have been investing in innovation and global capabilities,” continued Hogan. “We will continue to drive margin expansion through greater productivity and operational efficiencies, and we believe we’re well positioned to continue to deliver sustainable, profitable growth in 2012.”

OTHER ITEMS

On March 28, 2012, Pentair and Tyco International Ltd. (“Tyco”) announced a definitive agreement to combine Tyco’s Flow Control business with Pentair in a tax-free, all-stock merger. Upon completion of the transaction, Pentair shareholders will own approximately 47.5 percent of the combined company and Tyco shareholders will own approximately 52.5 percent.

“We are very excited about the pending merger with Tyco’s Flow Control business. We believe this transaction is a great strategic fit, as it increases our global presence and exposure to high growth, attractive sectors. Planning is underway and we remain on-track for end of September closing. I am also pleased to announce our new integration leader, Todd Gleason, reporting directly to me. As a proven Pentair executive, Todd will lead a team of functional and business leaders, including those from Tyco Flow once the transaction closes,” said Hogan.

EARNINGS CONFERENCE CALL

Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the company’s performance and first quarter 2012 results on a two-way conference call with investors at 11 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investors section of the company’s website shortly before the call begins. Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentation, both of which can be found on Pentair’s website. The webcast and presentation will be archived at the company’s website following the conclusion of the event.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This communication may contain certain statements about Pentair, Inc. (“Pentair”), Tyco Flow Control International Ltd. (“Tyco Flow”) and Tyco International Ltd. (“Tyco”) that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this press release may include statements about the expected effects on Pentair, Tyco Flow and Tyco of the proposed merger of Pentair and Tyco Flow (the “Merger”), the anticipated timing and benefits of the Merger, Pentair’s and Tyco Flow’s anticipated standalone or combined financial results and all other statements in this document other than historical facts. Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “intends”, “will”, “likely”, “may”, “anticipates”, “estimates”, “projects”, “should”, “would”, “expect”, “positioned”, “strategy”, “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These statements are based on the current expectations of the management of Pentair, Tyco Flow and Tyco (as the case may be) and are subject to uncertainty and changes in circumstances and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. In addition, these statements are based on a number of assumptions that are subject to change. Such risks, uncertainties and assumptions include: the satisfaction of the conditions to the Merger and other risks related to the completion of the Merger and actions related thereto; Pentair’s and Tyco’s ability to complete the Merger on anticipated terms and schedule, including the ability to obtain shareholder or regulatory approvals of the Merger and related transactions; risks relating to any unforeseen liabilities of Pentair or Tyco Flow; future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, losses and future prospects; business and management strategies and the expansion and growth of Pentair’s or Tyco Flow’s operations; Pentair’s and Tyco Flow’s ability to integrate successfully after the Merger and achieve anticipated synergies; the effects of government regulation on Pentair’s or Tyco Flow’s businesses; the risk that disruptions from the transaction will harm Pentair’s or Tyco Flow’s business; Pentair’s, Tyco Flow’s and Tyco’s plans, objectives, expectations and intentions generally; and other factors detailed in Pentair’s and Tyco’s reports filed with the U.S. Securities and Exchange Commission (“the SEC”), including their Annual Reports on Form 10-K under the caption “Risk Factors”. Forward-looking statements included herein are made as of the date hereof, and none of Pentair, Tyco Flow or Tyco undertakes any obligation to update publicly such statements to reflect subsequent events or circumstances.

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Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy. The Merger will be submitted to a vote of Pentair shareholders and the proposed distribution of Tyco Flow to Tyco shareholders will be submitted to a vote of Tyco shareholders. In connection with the Merger, Tyco Flow will file a registration statement on Form S-4 with the SEC. Such registration statement will include a proxy statement of Pentair that also constitutes a prospectus of Tyco Flow, and will be sent to Pentair shareholders. In addition, Tyco Flow will file with the SEC a Form 10 and Tyco will file a proxy statement with the SEC related to the proposed distribution of the Tyco Flow shares that will be sent to Tyco shareholders. Shareholders of Pentair and Tyco are urged to read the proxy statements and other documents filed with the SEC when they become available because they will contain important information about Pentair, Tyco Flow, Tyco and the proposed transactions. Shareholders will be able to obtain copies of these documents (when they are available) and other documents filed with the SEC with respect to Pentair, Tyco Flow and Tyco free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from Pentair upon written request to Investor Relations Department, Pentair, Inc., 5500 Wayzata Blvd., Suite 800, Minneapolis, MN, 55416, or by calling (763) 545-1730,or from Tyco or Tyco Flow upon written request to Investor Relations Department, Tyco International Ltd., 9 Roszel Road, Princeton, NJ, 08540, or by calling (609) 720-4200.

PARTICIPANTS IN THE SOLICITATION

Pentair and Tyco and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Pentair may be found in its Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 21, 2012 and definitive proxy statement relating to its 2012 annual meeting of shareholders filed with the SEC on March 9, 2012. Information about the directors and executive officers of Tyco may be found in its Annual Report on Form 10-K for the year ended September 30, 2011 filed with the SEC on November 16, 2011 and definitive proxy statement relating to its 2012 annual general meeting of shareholders filed with the SEC on January 13, 2012. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the proxy statements when it becomes available.

ABOUT PENTAIR, INC.

Pentair (www.pentair.com) is a global diversified industrial company headquartered in Minneapolis, Minnesota. Pentair Water and Fluid Solutions is a leading provider of innovative water and fluid processing products and solutions used in a wide range of applications. Pentair Technical Products is a leading provider of products that enclose and protect some of the world’s most sensitive electronics and electrical equipment, ensuring their safe, secure and reliable performance. With 2011 revenues of $3.5 billion, Pentair employs over 15,000 people worldwide.

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PENTAIR CONTACTS:

Sara Zawoyski

Vice President, Investor Relations

Tel.: 763-656-5575

Email: sara.zawoyski@pentair.com

Betsy Day

Manager, Corporate Communications

Tel.: 763-656-5537

Email: betsy.day@pentair.com

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Pentair, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

	Three months ended
	March 31,	April 2,
In thousands, except per-share data	2012	2011
Net sales	$858,177	$790,273
Cost of goods sold	577,458	541,214

Gross profit	280,719	249,059
% of net sales	32.7%	31.5%
Selling, general and administrative	175,010	144,760
% of net sales	20.4%	18.3%
Research and development	20,757	18,122
% of net sales	2.4%	2.3%

Operating income	84,952	86,177
% of net sales	9.9%	10.9%
Other (income) expense:
Equity income of unconsolidated subsidiaries	(1,049)	(235)
Net interest expense	14,768	9,325
% of net sales	1.7%	1.2%

Income before income taxes and noncontrolling interest	71,233	77,087
Provision for income taxes	9,079	25,053
effective tax rate	12.7%	32.5%

Net income before noncontrolling interest	62,154	52,034
Noncontrolling interest	1,340	1,493

Net income attributable to Pentair, Inc.	$60,814	$50,541

Earnings per common share attributable to Pentair, Inc.
Basic	$0.62	$0.52
Diluted	$0.61	$0.51

Weighted average common shares outstanding
Basic	98,633	98,098
Diluted	100,407	99,670

Cash dividends declared per common share	$0.22	$0.20

Pentair, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,	April 2,
In thousands	2012	2011	2011
Assets
Current assets
Cash and cash equivalents	$55,438	$50,077	$57,134
Accounts and notes receivable, net	680,260	569,204	625,856
Inventories	475,403	449,863	411,767
Deferred tax assets	62,405	60,899	56,370
Prepaid expenses and other current assets	115,701	107,792	57,950

Total current assets	1,389,207	1,237,835	1,209,077
Property, plant and equipment, net	393,335	387,525	338,610

Other assets
Goodwill	2,297,175	2,273,918	2,097,428
Intangibles, net	594,929	592,285	461,244
Other	103,560	94,750	56,328

Total other assets	2,995,664	2,960,953	2,615,000

Total assets	$4,778,206	$4,586,313	$4,162,687

Liabilities and Shareholders’ Equity

Current liabilities
Short-term borrowings	$19,190	$3,694	$6,093
Current maturities of long-term debt	1,207	1,168	13
Accounts payable	293,398	294,858	256,492
Employee compensation and benefits	86,774	109,361	84,043
Current pension and post-retirement benefits	9,052	9,052	8,733
Accrued product claims and warranties	42,684	42,630	43,418
Income taxes	25,153	14,547	20,492
Accrued rebates and sales incentives	31,730	37,009	29,546
Other current liabilities	150,135	129,522	97,531

Total current liabilities	659,323	641,841	546,361

Other liabilities
Long-term debt	1,395,093	1,304,225	802,321
Pension and other retirement compensation	251,551	248,615	216,592
Post-retirement medical and other benefits	30,918	31,774	29,459
Long-term income taxes payable	13,382	26,470	23,548
Deferred tax liabilities	194,469	188,957	175,877
Other non-current liabilities	89,863	97,039	86,085

Total liabilities	2,634,599	2,538,921	1,880,243
Shareholders’ equity	2,143,607	2,047,392	2,282,444

Total liabilities and shareholders’ equity	$4,778,206	$4,586,313	$4,162,687

Days sales in accounts receivable (13 month moving average)	62	61	61
Days inventory on hand (13 month moving average)	85	83	82
Days in accounts payable (13 month moving average)	71	71	71

Pentair, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three months ended
	March 31,	April 2,
In thousands	2012	2011
Operating activities
Net income before noncontrolling interest	$62,154	$52,034
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Equity income of unconsolidated subsidiaries	(1,049)	(235)
Depreciation	16,076	15,224
Amortization	9,842	6,401
Deferred income taxes	(167)	3,845
Stock compensation	5,249	5,725
Excess tax benefits from stock-based compensation	(1,384)	(557)
(Gain) loss on sale of assets	(506)	7
Changes in assets and liabilities, net of effects of business acquisitions and dispositions
Accounts and notes receivable	(100,353)	(101,505)
Inventories	(20,028)	(708)
Prepaid expenses and other current assets	2,798	(8,946)
Accounts payable	(4,077)	(11,992)
Employee compensation and benefits	(24,400)	(28,759)
Accrued product claims and warranties	(117)	883
Income taxes	10,495	14,506
Other current liabilities	4,402	8,248
Pension and post-retirement benefits	(48)	1,619
Other assets and liabilities	(26,396)	(3,970)

Net cash provided by (used for) operating activities	(67,509)	(48,180)
Investing activities
Capital expenditures	(15,621)	(13,268)
Proceeds from sale of property and equipment	1,528	42
Acquisitions, net of cash acquired	—	(14,856)
Other	(3,076)	58

Net cash provided by (used for) investing activities	(17,169)	(28,024)
Financing activities
Net short-term borrowings	15,165	1,160
Proceeds from long-term debt	182,976	249,366
Repayments of long-term debt	(94,572)	(150,000)
Excess tax benefits from stock-based compensation	1,384	557
Stock issued to employees, net of shares withheld	7,200	(37)
Repurchases of common stock	—	(287)
Dividends paid	(22,105)	(19,844)

Net cash provided by (used for) financing activities	90,048	80,915
Effect of exchange rate changes on cash and cash equivalents	(9)	6,367

Change in cash and cash equivalents	5,361	11,078
Cash and cash equivalents, beginning of period	50,077	46,056

Cash and cash equivalents, end of period	$55,438	$57,134

Free cash flow

Net cash provided by (used for) operating activities	$(67,509)	$(48,180)
Capital expenditures	(15,621)	(13,268)
Proceeds from sale of property and equipment	1,528	42

Free cash flow	$(81,602)	$(61,406)

Pentair, Inc. and Subsidiaries

Supplemental Financial Information by Reportable Business Segment (Unaudited)

	First Qtr	First Qtr
In thousands	2012	2011
Net sales to external customers
Water & Fluid Solutions	$586,978	$515,368
Technical Products	271,199	274,905

Consolidated	$858,177	$790,273

Intersegment sales
Water & Fluid Solutions	$73	$455
Technical Products	1,359	999
Other	(1,432)	(1,454)

Consolidated	$—	$—

Operating income (loss)
Water & Fluid Solutions	$63,677	$56,528
Technical Products	50,459	48,087
Other	(29,184)	(18,438)

Consolidated	$84,952	$86,177

Operating income as a percent of net sales
Water & Fluid Solutions	10.8%	11.0%
Technical Products	18.6%	17.5%
Consolidated	9.9%	10.9%

Pentair, Inc. and Subsidiaries

Reconciliation of the GAAP “As Reported” year ending December 31, 2012 to the “Adjusted” non-GAAP excluding the effect of 2012 adjustments (Unaudited)

Total Pentair	First Quarter	Year
In millions, except per-share data	2012	2012
Net sales	$858.2	approx $	3,700

Operating income—as reported	85.0		approx 433 - 458
% of net sales	9.9%		approx. 12%
Adjustments:
Deal related costs	11.8		11.8

Operating income—as adjusted	96.8		approx 445 - 470
% of net sales	11.3%		approx. 12%+
Net income attributable to Pentair, Inc.—as reported	60.8		approx 265 - 281
Interest expense	(1.2)		(1.2)
Adjustments net of tax	4.4		4.4

Net income from continuing operations attributable to Pentair, Inc.—as adjusted	64.0		approx 268 - 284

Continuing earnings per common share attributable to Pentair, Inc.—diluted
Diluted earnings per common share—as reported	$0.61		$2.62 - $2.77
Adjustments	0.03		0.03

Diluted earnings per common share—as adjusted	$0.64		$2.65 - $2.80

Pentair, Inc. and Subsidiaries

Reconciliation of the GAAP “As Reported” year ending December 31, 2011 to the “Adjusted” non-GAAP excluding the effect of 2011 adjustments (Unaudited)

Total Pentair	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In millions, except per-share data	2011	2011	2011	2011	2011
Net sales	$790.3	$910.2	$890.5	$865.7	$3,456.7

Operating income—as reported	86.2	109.4	92.9	(120.0)	168.5
% of net sales	10.9%	12.0%	10.4%	(13.9% )	4.9%
Adjustments:
CPT deal related costs	1.7	6.1	—	0.5	8.3
Restructuring	—	—	2.1	10.8	12.9
Inventory step-up and customer backlog	0.2	5.3	5.8	2.2	13.5
Goodwill impairment	—	—	—	200.5	200.5

Operating income—as adjusted	88.1	120.8	100.8	94.0	403.7
% of net sales	11.1%	13.3%	11.3%	10.9%	11.7%
Net income attributable to Pentair, Inc.—as reported	50.5	66.7	51.1	(134.1)	34.2
Adjustments net of tax	1.3	8.8	6.6	189.8	206.5

Net income from continuing operations attributable to Pentair, Inc.—as adjusted	51.8	75.5	57.7	55.7	240.7

Continuing earnings per common share attributable to Pentair, Inc.—diluted
Diluted earnings per common share—as reported	$0.51	$0.67	$0.51	$(1.36)	$0.34
Adjustments	0.01	0.08	0.07	1.92	2.07

Diluted earnings per common share—as adjusted	$0.52	$0.75	$0.58	$0.56	$2.41

Pentair, Inc. and Subsidiaries

Reconciliation of the GAAP “As Reported” year ending December 31, 2011 to the “Adjusted” non-GAAP excluding the effect of 2011 adjustments (Unaudited)

Water	First Quarter	Second Quarter	Third Quarter	Fourth Quarter		Year
In millions	2011	2011	2011	2011		2011
Net sales	$515.4	$632.0	$614.6	$607.9		$2,369.8

Operating income—as reported	$56.5	$84.5	$59.6	$(142.3)		$58.3
% of net sales	11.0%	13.4%	9.7%	(23.4%	)	2.5%
Adjustments:
Restructuring	—	—	2.0	7.8		9.8
Inventory step-up and customer backlog	0.2	5.3	5.8	2.2		13.5
Goodwill impairment	—	—	—	200.5		200.5

Operating income—as adjusted	56.7	89.8	67.4	68.2		282.1
% of net sales	11.0%	14.2%	11.0%	11.2%		11.9%

Technical Products
Net sales	$274.9	$278.2	$276.0	$257.8		$1,086.9

Operating income—as reported	$48.1	$48.3	$48.6	$40.3		$185.3
% of net sales	17.5%	17.3%	17.6%	15.6%		17.0%
Adjustments—Restructuring	—	—	0.1	2.0		2.1

Operating income—as adjusted	48.1	48.3	48.7	42.3		187.4
% of net sales	17.5%	17.3%	17.7%	16.4%		17.2%